EXHIBIT 10.2

AMENDMENT NO. 1 TO THE

HOMEBANC CORP. AMENDED AND RESTATED

SALES EQUITY INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the HomeBanc Corp. Amended and Restated Sales Equity Incentive Plan (the “Plan”), is hereby adopted this 12th day of December, 2006, by the Compensation Committee of the Board of Directors of HomeBanc Corp. (the “Company”).

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Article 9 of the Plan, the Compensation Committee of the Board of Directors of the Company has the authority to amend the Plan with respect to certain matters; and

WHEREAS, the Compensation Committee has approved and authorized this Amendment;

NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, in the following particulars:

1. By deleting Section 2.1(n) in its entirety and replacing it with the following:

“(n) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices of the Stock in the over-the-counter market on that date or the last business day prior to that date, as reported by the NASDAQ Stock Market, or, if not so reported, by a generally accepted reporting service, provided that if it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.”

2. By deleting Article 8 in its entirety, renumbering the sections accordingly and adding the following new Section 9.1:

“9.1 CHANGES IN CAPITAL STRUCTURE. The adjustment provisions of the LTIP shall apply with respect to awards granted pursuant to this Plan.”

All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, HomeBanc Corp., by a duly authorized officer, has executed this Amendment, this 12th day of December, 2006.

HOMEBANC CORP.

By:	/s/ CHARLES W. McGUIRE
Executive Vice President, General Counsel and Secretary